UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2015

Strategic Hotels & Resorts, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32223	33-1082757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Madison Street, Suite 1700

Chicago, Illinois 60606

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 658-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders of Strategic Hotels & Resorts, Inc., a Maryland corporation (the “Company”), was held on December 8, 2015 in Chicago, Illinois (the “Special Meeting”). A total of 216,482,561 shares of the Company’s common stock, out of a total of 282,090,156 shares of common stock issued and outstanding and entitled to vote as of October 16, 2015 (the “Record Date”), were present in person or represented by proxy at the Special Meeting, which constituted a quorum. A summary of the voting results for the following proposals, each of which is described in detail in the Company’s proxy statement dated October 19, 2015 and first mailed to the Company’s stockholders on or about October 26, 2015, is set forth below:

Approval of the Merger and the Other Transactions Contemplated by the Merger Agreement

As previously reported, on September 4, 2015, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BRE Diamond Hotel Holdings LLC, a Delaware limited liability company (“Parent”), BRE Diamond Hotel LLC, a Delaware limited liability company whose sole member is Parent (“Merger Sub”), BRE Diamond Hotel Acquisition LLC, a Delaware limited liability company whose sole member is Merger Sub (“Merger Opco”), and Strategic Hotel Funding, L.L.C., a Delaware limited liability company and subsidiary of the Company, providing for, subject to the satisfaction or waiver of specified conditions, the acquisition of the Company by Parent at a price of $14.25 per share in cash. Subject to the terms and conditions of the Merger Agreement, the Company will be merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the merger as a wholly-owned subsidiary of Parent.

At the Special Meeting, the Company’s stockholders voted upon and approved a proposal to approve the Merger and the other transactions contemplated by the Merger Agreement. Approximately 99.2% of the shares present in person or represented by proxy at the Special Meeting were voted in favor of the proposal. The votes on this proposal were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non- Votes
214,854,245	652,185	976,131	0

Advisory Vote on Named Executive Officer Merger-Related Compensation

At the Special Meeting, the Company’s stockholders, on a non-binding, advisory basis, also voted upon and approved a proposal to approve the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger. Approximately 90.8% of the shares present in person or represented by proxy at the Special Meeting were voted in favor of the proposal. The votes on this proposal were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non- Votes
196,517,264	18,644,318	1,320,979	0

Adjournment of the Special Meeting

Because stockholders holding at least a majority of the shares of the Company’s common stock outstanding and entitled to vote at the close of business on the Record Date approved the proposal to approve the Merger and the other transactions contemplated by the Merger Agreement, the vote was not called on the proposal to adjourn the Special Meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to approve the Merger and the other transactions contemplated by the Merger Agreement if there had been insufficient votes at the time of the Special Meeting to approve the Merger and the other transactions contemplated by the Merger Agreement.

Item 8.01 Other Events.

On December 8, 2015, the Company issued a press release announcing the results of the voting at the Special Meeting, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Strategic Hotels & Resorts, Inc., dated December 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

December 8, 2015	By:	/s/ Paula C. Maggio
	Name:	Paula C. Maggio
	Title:	Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Strategic Hotels & Resorts, Inc., dated December 8, 2015.